brooqLy

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#getonthetreats

Social Networking Reinvented

We want to ensure you can treat anyone, anywhere, and whenever you like; In exactly the way you choose to. It's treat o'clock!

Download on the App Store

Download on the Google Play


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Wanna see more of the brooqLy app?



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brooqLy

Entry Section

- Logo Animation

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brooqLy
Get On The Treats!!!
Username
Password
Forgot your password?
Login
Hey, are you new here?
Register Now!

Entry Section – Login

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brooqLy
For sure you look Amazing!
eMail
Password
First Name
Last Name
Country

Entry Section – First Time User

- Registration Screen

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Friends list
Hmmm, you have not connected with any brooqly yet. Try to import your friends from other platforms.
Import new brooqLees
Phone
Facebook
Invite

Entry Section – First Time User

- Connect friends from various sources
  - Facebook
  - Phone
  - Invite friends via mail/sms/viber etc

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brooqLy
Al Kamara
01 January 2022
HAPPY NEW YEAR FOLKS!
LetsGetbrooqLyOnTheGlobe in 2022!
2022
HAPPY NEW YEAR
Treat
Cheers
4 Users cheered.
Brooqly Team
01 January 2022
Happy New Year brooqLees!
May this year be filled with lots of joy and treats!

Main Section – Control Screen

- "Instagram" like feel
- Treat Button (down center)
- News Feed
  - from friends
  - from everyone using the hashtags
    #brooqLy
    #getonthetreats
- "Post-Story" Feature

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Your Notifications
Did you miss any of them?
22/12/2021
It's cold outside...So, get on the brooqLy app and treat them from the comfort of your own home!
14/12/2021
It's beginning to look a lot like TreatMas!
03/12/2021
Hey, say cheers to our brand new website!
01/12/2021
Cheers taste better than tears! So, #getonthetreats
23/11/2021
Bang Bang...You "shot" me down!
19/11/2021
Dear week, I am so over you. I am leaving you for my best friend, weekend!
16/11/2021
Hey, don't miss out our video from our launch in Athens! Check our Social Media accounts!
12/11/2021
Whatever your plans are for the weekend, brooqLy will be your partner!

Main Section – Notifications

- Treating Notifications
- Basic communication / responses

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Treats History
Hey, look at all these Treats...
PARADISE BEACH CLUB
1x Beer - Bottle
from Panos Lazaretos
LA GITANA
1x Drink - Shot
from Demetrios Mallios
2x Beer - Bottle
from Panos Lazaretos

Main Section – Treat History

- Shop focus (large banner)

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IN SHOP
REMOTE

Treat Process – Select Mode

- Remote
- In-Shop

broqly

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Shops list
BOKAN Celestial Senses
Greece - Athens, 54 Voutadon , Athina 118 54,
BOLIVAR Beach Bar
Greece - Athens, Leoforos Poseidonos, Alimos
CHALET
Greece - Athens, 1 Konstantinou Palaiologou,
CITY ZEN
Greece - Athens, Aiolou 11, Athina 105 63, Greece

Treat Process – Remote

- Select Shop

broqly

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CHALET
Shop Details
6944444424
Greece - Athens, 1 Konstantinou Palaiologou, Politeia 14563
Shop Items
Beer - Bottle
Beer - Glass
Bottle -
logo

Treat Process – Remote

- Select Drink
- See Order History in selected Shop
- Branding Section - Generic

brooqly

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Review Treat
Your treat
1x Beer - Bottle 7.0 EUR
at shop
BOKAN Celestial Senses
Write a message...
...and send to brooqLees...
Al Kamara
ANASTASIOS IOANNOU

Treat Process – Remote

- Select Quantity
- Select Friend that has the app installed

brooqly

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Anatolikon
Your treat is ready...
Share
https://android-developers.googleblog.com/2019/03/introducing-android-q-beta.html
Introducing Android Q Beta
Norma
Don
Massial
Jason
Gmail
Messages
Drive
Voice

Treat Process – Remote

- Select Friend that does not have the app
- Select forwarding method

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IN SHOP
REMOTE

Treat Process – Select Mode

- Remote
- In-Shop

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Brooqlys near you
logo

Treat Process – in Shop

- Select person with app installed

  - can be a friend
  - can be any brooqLy user

- Radius xx meters

- Branding Section - Generic

brooqLy

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Anatolikon
Store items
History
logo

Treat Process – in Shop

- Select Drink

- See Order History in selected Shop

- Branding Section - Generic

brooqLy


9:41
CHALET
Shop Details
6944444424
Bottle - Standard
Total : 120.0 EUR
Treat
Cancel
Bottle - Premium
Bottle - Standard

Treat Process – in Shop

- Select quantity

brooqly

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9:44
Review Treat
Your treat
1x Beer - Bottle
7.0 EUR
at shop
BOKAN Celestial Senses
Write a message...
...and send to brooqLees...
Al Kamara
ANASTASIOS IOANNOU
Credit/Debit Card

Treat Process – Purchase

- Any Credit Card
- Paypal

brooqly

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9:44
Review Treat
Your treat
at shop
BOKAN Celestial Senses
Write a message...
Add your payment information
Card information
Scan card
Card number
MM / YY
CVC
Country or region
Greece
Postal Code
Pay 7,00 €

Treat Process – Purchase

- Secured Transaction
- Save card option


Your treats
Diwrofon
Are you sure you want to receive a Simple Drink?
Claim
Cancel

Treat Process – Redemption

- Treat Notification
- Branding Section – Customized
- Based on type of drink, make suggestion
- "How about a new xx vodka?"


Claim Treat
brooqLy
Beer - Bottle
2 X
@ LA GITANA
Enter the Shop's ID below\nto claim your Treat
5 6 5 8 5 2
Claim

Treat Process – Redemption

- Ask waiter
- Show order
- Select a type of drink from treated category
- Get the drink
- Enter code provided by waiter

brooqLy

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Your treats
Diwrofon
Congratulations. You have claimed a treat.
Simple drink
8/5/2021 - 02:53
Diwrofon

Treat Process – Redemption

- Transaction Receipt
- Receipt also emailed to Shop
- Transaction now shows in News Feed
- And notification is sent to sender

brooqLy


BrooqLees chat
Friends
BrooqLees in-shop
Al Kamara
ANASTASIOS IOANNOU
Andreas Gridelas
ANDREW KARAMPASIS
ANGELOS DAMOULIANOS
Antony DeSena
chris doc
christos damalas
Demetrios Mallios
Demetris Gerogiannis

Brooqly messenger

- Instant messaging with already connected remote friends
- Instant messaging with friends in shop

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Al Kamara
[redacted]
Type your message...

Brooqly messenger

- Chatting with friends via text
- Sending photos from phone's library
- Sending photos from camera

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JOIN OUR
brooqLy UNIVERSE
brooqLy
#getonthetreats

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brooqLy
#getonthetreats

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